SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2009

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2009, the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) announced that Co-President James P. Gorman will become the Company’s Chief Executive Officer, effective January 1, 2010.  At such time, Chairman and Chief Executive Officer John J. Mack will continue to serve as Chairman and will no longer serve in the capacity of Chief Executive Officer.

Mr. Gorman, 51, has served as Co-President of the Company since December 2007 and Co-Head of Strategic Planning since October 2007.  He was also named Chairman of the Morgan Stanley Smith Barney joint venture in January 2009.  Previously, Mr. Gorman was President and Chief Operating Officer of the Global Wealth Management business of the Company (February 2006 to April 2008).  Prior to joining the Company, Mr. Gorman was Head of Corporate Acquisitions, Strategy and Research at Merrill Lynch & Co., Inc. (July 2005 to August 2005) and President of the Global Private Client business at Merrill Lynch (December 2002 to July 2005).  Mr. Gorman is a member of the Board of Directors of MSCI Inc. (since November 2007), where he serves as Lead Director.

On September 10, 2009, the Board increased the number of directors on the Board from 13 to 14, effective January 1, 2010, and elected Mr. Gorman to the Board, also effective January 1, 2010.  No committee assignments for Mr. Gorman have been determined at the time of this filing.  Mr. Gorman, as an employee director, will not receive any compensation for his Board service.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
Exhibit
Number	Description
99.1	Press release of the Company dated September 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	September 11, 2009	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel